Exhibit 99.2

Investor Presentation Fourth Quarter 2021 March 8 , 2022 The Contactless Indicator mark, consisting of four graduating arcs, is a trademark owned by and used with permission of EMVCo, LLC.

2 Cautionary Statements Forward Looking Statements Certain statements and information in this presentation (as well as information included in other written or oral statements we make from time to time) may contain or constitute “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securiti es Exchange Act of 1934, as amended. The words “believe,” “estimate,” “project,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “continue,” “committed,” “guides,” “provides guidance,” “provides outlook” o r o ther similar expressions are intended to identify forward - looking statements, which are not historical in nature. These forward - looking statements, including statements about our strategic initiatives, capital allocation plans and expectations for 2022 net sales and Adjusted EBITDA are based on our current expectations and beliefs concerning future developments and their potential effect on us and other information currently available. Such forward - looking statements, because they relate to future events, are by their very nature subject to many important risks and uncertainties that could cause actual results or other events to differ materially from those contemplated. These risks and uncertainties include, but are not limi ted to: the potential effects of COVID - 19 and responses thereto on our business, including our supply chain, customer demand, workforce, operations and ability to comply with certain covenants related to our indebtedness; our transition to bei ng an accelerated filer and complying with Section 404 of the Sarbanes - Oxley Act of 2002 and the costs associated with such compliance and implementation of procedures thereunder; our failure to maintain effective internal control over financia l r eporting or remediate material weaknesses; our inability to recruit, retain and develop qualified personnel, including key personnel; a disruption or other failure in our supply chain or labor pool resulting in increased costs and inability to pas s those costs on to our customers and extended production lead times and difficulty meeting customers’ delivery expectations; our failure to retain our existing customers or identify and attract new customers; system security risks, data pr otection breaches and cyber - attacks; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our indebtedness and covenants of future agreements governing indebtedn ess and the resulting restraints on our ability to pursue our business strategies; interruptions in our operations, including our information technology systems, or in the operations of the third parties that operate the data centers or comp uti ng infrastructure on which we rely; disruptions in production at one or more of our facilities; environmental, social and governance preferences and demands of various stakeholders and our ability to conform to such preferences and demands and to com ply with any related regulatory requirements; the effects of climate change on our business our inability to adequately protect our trade secrets and intellectual property rights from misappropriation, infringement claims brought agai nst us and risks related to open source software; defects in our software; our limited ability to raise capital in the future; problems in production quality, materials and process; our inability to develop, introduce and commercialize new products; co sts and impacts to our financial results relating to the obligatory collection of sales tax and claims for uncollected sales tax in states that impose sales tax collection requirements on out - of - state businesses, as well as potential new U.S. tax legisl ation increasing the corporate income tax rate and challenges to our income tax positions; our inability to successfully execute on our divestitures or acquisitions; our inability to realize the full value of our long - lived assets; costs relating to product defects and any related product liability and/or warranty claims; our inability to renew licenses with key technology licensors; the highly competitive, saturated and consolidated nature of our marketplace; the effects of delays or interruptio ns in our ability to source raw materials and components used in our products from foreign countries; failure to comply with regulations, customer contractual requirements and evolving industry standards regarding consumer privacy and data use and se cur ity; new and developing technologies that make our existing technology solutions and products obsolete or less relevant or our failure to introduce new products and services in a timely manner; quarterly variation in our operating resul ts; our failure to operate our business in accordance with the Payment Card Industry Security Standards Council security standards or other industry standards; a decline in U.S. and global market and economic conditions and resulting decreases in co nsumer and business spending and ongoing inflation; our failure to comply with environmental, health and safety laws and regulations, including climate change regulations, that apply to our products and the raw materials we use in our product ion processes; risks associated with the majority stockholders’ ownership of our stock; potential conflicts of interest that may arise due to our board of directors being comprised in part of directors who are principals of our majority stockholders; th e influence of securities analysts over the trading market for and price of our common stock; failure to meet the continued listing standards of the Nasdaq Global Market; certain provisions of our organizational documents and other contrac tua l provisions that may delay or prevent a change in control and make it difficult for stockholders other than our majority stockholders to change the composition of our board of directors; our ability to comply with a wide variety of compl ex laws and regulations and the exposure to liability for any failure to comply; the effect of legal and regulatory proceedings; and other risks that are described in Part I, Item 1A – Risk Factors in our Annual Report on Form 10 - K for the year ended December 31, 2021 and our other reports filed from time to time with the Securities and Exchange Commission (the “SEC”). We caution and advise readers not to place undue reliance on forward - looking statements, which speak only as of the date hereof. These statements are based on assumptions that may not be realized and involve risks and uncertainties that could cause actual results or other events to differ materially from the expectations and beliefs contained herein. We undertake no ob ligation to publicly update or revise any forward - looking statements after the date they are made, whether as a result of new information, future events or otherwise. Non - GAAP Financial Measures In addition to financial results reported in accordance with U .. S .. generally accepted accounting principles (“GAAP”), we have provided the following non - GAAP financial measures in this presentation, all reported on a continuing operations basis : EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, LTM Adjusted EBITDA, Net Leverage Ratio, and Free Cash Flow .. These non - GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods .. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers .. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods .. Non - GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP .. Our non - GAAP measures may be different from similarly titled measures of other companies .. Additional information relating to certain financial measures, including our non - GAAP financial measures, is available in our most recent earnings release and in the appendix to this presentation ..

3 Agenda 1 Business Update 3 Financial Review Summary 4 2 2022 Expectations and Capital Allocation

4 Strong full - year performance ▪ Net sales increased 20% to $375 million ▪ Net income of $16 million; Adjusted EBITDA¹ of $76 million Commitment to innovative, quality products and customer service continues to drive business results ▪ Strong sales from new customers ▪ Success serving contactless and eco - focused cards adoption ▪ Record year for Prepaid Debit segment Balance sheet improvement; reduced Net Leverage Ratio Fourth quarter impacted by increases in certain costs, as expected Business Update 1) Adjusted EBITDA is not a measurement of financial performance prepared in accordance with GAAP. See “Reconciliations of Non - GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP financial me asures. 2021 Highlights The Contactless Indicator mark, consisting of four graduating arcs, is a trademark owned by and used with permission of EMVCo , L LC.

5 2022 Expectations and Capital Allocation The Company expects mid - single digit net sales and Adjusted EBITDA growth in 2022 ▪ Strong growth expected from Debit and Credit segment, partially offset by expected declines in Prepaid Debit segment due to comparisons with record year in 2021, which was aided by a large new portfolio addition and COVID - 19 - related retail inventory replenishment ▪ FY 2022 Adjusted EBITDA margins expected to be similar to FY 2021 levels Confidence in long - term outlook ▪ CPI well positioned as a leading provider of financial payment solutions in the U.S. ▪ Innovative, differentiated solutions and long - lasting customer relationships ▪ Company has been gaining share in growing markets aided by secular tailwinds Company announced it intends to redeem $20 million of its 8.625% senior secured notes due 2026 at redemption price of 103%; expected to be completed in the first quarter of 2022 2022 Expectations Capital Allocation – Debt Paydown

6 Financial Review

7 Fourth Quarter Financial Highlights 1) Adjusted EBITDA and Adjusted EBITDA margin are not measurements of financial performance prepared in accordance with GAAP. Se e “Reconciliations of Non - GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP fi nancial measures. • Net Sales increase driven by the transition to contactless cards, instant issuance growth, and sales to new customers • Gross Profit margin decrease primarily due to higher labor costs, partially offset by operating leverage from higher net sales • Net Income, Adjusted EBITDA 1 and Adjusted EBITDA margin 1 were impacted by the same factors as gross margin and higher SG&A expenses • Net Income decline driven by income tax benefit in 2020 and higher interest expense Commentary (in millions, except per share data) 4Q21 4Q20 % Change Net Sales $93.2 $84.1 11% Gross Profit $30.9 $31.0 0% % Margin 33.2% 36.8% SG&A $20.3 $16.9 20% Net Income $0.7 $7.3 -91% Net Income as a % of sales 0.7% 8.7% Diluted EPS $0.06 $0.64 -91% Adjusted EBITDA 1 $13.6 $17.5 -23% % Margin 1 14.6% 20.8%

8 Full - Year Financial Highlights 1) Adjusted EBITDA and Adjusted EBITDA margin are not measurements of financial performance prepared in accordance with GAAP. Se e “Reconciliations of Non - GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP fi nancial measures. • Net Sales increase driven by the ongoing transition to contactless cards and sales to new customers in the Debit and Credit segment and higher volumes with existing customers in the Prepaid Debit segment • Gross Profit margin, Net Income, Adjusted EBITDA 1 and Adjusted EBITDA margin 1 benefited from net sales growth and operating leverage, partially offset by increased labor costs • Net Income decline due to income tax benefit in 2020 and debt refinancing - related costs in 2021 Commentary (in millions, except per share data) FY 21 FY 20 % Change Net Sales $375.1 $312.2 20% Gross Profit $141.4 $110.3 28% % Margin 37.7% 35.3% SG&A $75.7 $65.8 15% Net Income $15.9 $16.1 -1% Net Income as a % of sales 4.2% 5.2% Diluted EPS $1.36 $1.44 -6% Adjusted EBITDA 1 $76.4 $57.5 33% % Margin 1 20.4% 18.4%

9 $4.6 $3.9 $19.9 $26.9 $54.8 $79.5 $16.9 $18.6 $63.6 $79.2 $14.9 $15.9 $250.4 $296.2 $69.6 $77.4 Financial Highlights – Segments Debit and Credit 4 Q Net Sales & Operating Income FY Net Sales & Operating Income 4 Q Net Sales & Operating Income FY Net Sales & Operating Income Prepaid Debit ($ in millions) 24.3% 24.0% Net Sales Operating Income & Margin 21.9% 26.8% 30.6% 24.3% 31.4% 34.0% Net Sales Operating Income & Margin Net Sales Net Sales Operating Income & Margin Operating Income & Margin 20 20 2021 20 20 2021 20 20 2021 20 20 2021 20 20 2021 20 20 2021 20 20 2021 20 20 2021

10 Balance Sheet, Liquidity, Net Leverage and Cash Flow 1) “Available Liquidity” is cash plus borrowing available on our ABL Revolver. “Net Leverage Ratio” is a Supplemental Financial Mea sure, see “Supplemental Financial Measures” at the end of this document for more information. “Total Debt” includes finance leases. 2) Adjusted EBITDA (LTM) and Free Cash Flow are not measurements of financial performance prepared in accordance with GAAP. See “Re conciliations of Non - GAAP Financial Measures” at the end of this document for more information and reconciliations to the most directly comparable GAAP fi nancial measures. ($ in millions, except ratios) Our capital structure and allocation strategies are focused on maintaining ample liquidity, investing in the business, including strategic acquisitions, de - leveraging the balance sheet, and returning funds to stockholders Full - Year 2021 Highlights: • Paid down total debt by more than $30 million • More than $70 million in liquidity at December 31, 2021 • Strong improvement in our net leverage ratio to 3.8x Balance Sheet, Liquidity and Net Leverage Ratio Dec 31, 2021 Dec 31, 2020 Cash on hand $21 $58 Available Liquidity 1 $71 $58 Total Debt 1 $315 $348 Adjusted EBITDA (LTM) 2 $76 $58 Net Leverage Ratio 1 3.8x 5.0x Cash Flow FY 2021 FY 2020 Cash Flow from Operations $20.2 $22.1 Free Cash Flow 2 $10.2 $15.0

11 Summary ▪ Strong performance in 2021, with growth across portfolio ▪ Fourth consecutive year of strong sales and Adjusted EBITDA growth, with significant estimated market share gains over that period ▪ Fourth quarter impacted by previously noted cost increases and certain large expense items ▪ Mid - single digit sales and adjusted EBITDA growth expected in 2022 ▪ Paydown of $20 million of 8.625% senior secured notes in first quarter of 2022 The Contactless Indicator mark, consisting of four graduating arcs, is a trademark owned by and used with permission of EMVCo , L LC.

Contact www.cpicardgroup.com (877) 369 - 9016 InvestorRelations@cpicardgroup.com

Reconciliations of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA represents earnings before interest, taxes, depreciation and amortization, all on a continuing operations basis. Adjusted EBITDA is presented on a continuing operations basis and is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation; stock-based compensation expense; estimated sales tax expense, restructuring and other charges; loss on debt extinguishment; foreign currency gain or loss; litigation settlement gain; and other items that are unusual in nature, infrequently occurring or not considered part of our core operations. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, unusual or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations; or (g) the impact of any discontinued operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-operating, unusual or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses represent the reduction of cash that could be used for other purposes.

	Three Months Ended December 31,				Year Ended December 31,			
	2021		2020		2021		2020	
Reconciliation of net income to EBITDA and Adjusted EBITDA	*($ in millions)*				*($ in millions)*			
Net income	$	0.7	$	7.3	$	15.9	$	16.1
Interest expense, net		7.4		6.2		30.6		25.4
Income tax expense (benefit)		1.1		(1.1)		7.9		(3.3)
Depreciation and amortization		3.5		4.4		15.1		16.8
Net loss from discontinued operations		—		0.0		—		0.1
EBITDA	$	12.7	$	16.8	$	69.5	$	55.1
Adjustments to EBITDA:								
Sales tax (benefit) expense [1]		(0.1)		0.6		(0.6)		0.9
Stock-based compensation expense		1.0		0.1		1.3		0.1
Severance and other charges [2]		—		0.0		1.3		1.3
Loss on debt extinguishment [3]		—		—		5.0		0.1
Foreign currency (gain) loss		0.0		(0.0)		(0.0)		0.0
Subtotal of adjustments to EBITDA		0.9		0.7		6.9		2.4
Adjusted EBITDA	$	13.6	$	17.5	$	76.4	$	57.5
Net income margin (% of net sales)		*0.7%*		*8.7%*		*4.2%*		*5.2%*
Net income (decline) % change 2021 vs 2020)		*-90.8%*				*-1.2%*		
Adjusted EBITDA margin (% of net sales)		*14.6%*		*20.8%*		*20.4%*		*18.4%*
Adjusted EBITDA (decline) growth (% change 2021 vs. 2020)		*-22.6%*				*32.9%*		

(1) Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. During the year ended December 31, 2020, the Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through the second quarter of 2020. Refer to Note 2 of the Form 10-K for the year ended December 31, 2021 for an explanation of the immaterial prior period adjustments.

(2) The 2021 amount primarily relates to executive severance charges, and the prior year amounts relate to restructuring severance charges.

(3) The Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount. Additionally, the Company terminated its previous Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs.

cpi card group®

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14 Reconciliations of Non - GAAP Financial Measures LTM Adjusted EBITDA We define LTM Adjusted EBITDA as Adjusted EBITDA (defined previously) for the last twelve months. (1) Represents estimated sales tax (benefit) expense relating to a contingent liability due to historical activity in certain states where it is probable that the Company will be subject to sales tax plus interest and penalties. During the year ended December 31, 2020, the Company revised its prior period financial statements to adjust immaterial items, primarily due to estimated sales tax expense relating to 2017 through the second quarter of 2020. Refer to Note 2 of the Form 10 - K for the year ended December 31, 2021 for an explanation of the immaterial prior period adjustments. (2) The 2021 amount primarily relates to executive severance charges, and the prior year amounts relate to restructuring severance charges. (3) The Company terminated and repaid its Senior Credit Facility and First Lien Term Loan during the first quarter of 2021 and expensed the unamortized deferred financing costs and debt discount. Additionally, the Company terminated its previous Revolving Credit Facility during the first quarter of 2020 and expensed the remaining unamortized deferred financing costs. Free Cash Flow We define Free Cash Flow as cash flow from operating activities (continuing operations) less capital expenditures. We use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt, nor does it reflect the cash impacts of our discontinued operations. Reconciliation of net income to LTM EBITDA and Adjusted EBITDA ($ in millions) ($ in millions) Net income $ 15.9 $ 16.1 Interest expense, net 30.6 25.4 Income tax (benefit) expense 7.9 (3.3) Depreciation and amortization 15.1 16.8 Net loss from discontinued operations - 0.1 EBITDA $ 69.5 $ 55.1 Adjustments to EBITDA: Sales tax (benefit) expense (1) $ (0.6) $ 0.9 Stock-based compensation expense 1.3 0.1 Severance and other charges (2) 1.3 1.3 Loss on debt extinguishment (3) 5.0 0.1 Foreign currency (gain) loss (0.0) 0.0 Subtotal of adjustments to EBITDA $ 6.9 $ 2.4 LTM Adjusted EBITDA $ 76.4 $ 57.5 Twelve Months Ended December 31, 2021 2020             Reconciliation of cash provided by operating activities - (GAAP) to Free Cash Flow - continuing operations: Cash provided by operating activities $ 5.7 $ 11.9 $ 20.2 $ 22.1 Capital expenditures for plant, equipment and leasehold improvements (5.2) (3.8) (10.1) (7.1) Free Cash Flow - continuing operations $ 0.5 $ 8.1 $ 10.2 $ 15.0 ($ in millions) ($ in millions) Three Months Ended December 31, Year Ended December 31, 2021 2020 2021 2020

15 Supplemental Financial Measures Net Leverage Ratio Management and various investors use the ratio of debt principal outstanding, plus finance lease obligations, less cash divided by LTM Adjusted EBITDA, or “Net Leverage Ratio,” as a measure of our financial strength when making key investment decisions and evaluating us against peers.       Calculation of Net Leverage Ratio: Debt principal outstanding $ 310.0 $ 342.5 Finance lease obligations 4.9 5.2 Total Debt 314.9 347.7 Less: Cash and cash equivalents (20.7) (57.6) Total Net Debt (a) $ 294.2 $ 290.1 LTM Adjusted EBITDA (b) $ 76.4 $ 57.5 Net Leverage Ratio (a)/(b) 3.8 5.0 ($ in millions) ($ in millions) As of December 31, 2021 2020